As filed with the Securities and Exchange Commission on August 28, 2024. Registration No. 333-281081

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S‑1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EKSO BIONICS HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	3841	99-0367049
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 Glacier Point, Suite A San Rafael, California 94901 (510) 984-1761
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Scott G. Davis Chief Executive Officer 101 Glacier Point, Suite A San Rafael, California 94901 (510) 984-1761
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark B. Baudler Austin D. March Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Robert F. Charron Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, or the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated August 28, 2024

5,530,973 Units, Each Unit Consisting of One Share of Common Stock (or One Pre-Funded Warrant to Purchase One Share of Common Stock in Lieu Thereof), One Series A Warrant to Purchase One Share of Common Stock and One Series B Warrant to Purchase One Share of Common Stock and

16,592,919 Shares of Common Stock Issuable Upon the Exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants

We are offering 5,530,973 units (collectively, “units”) in a firm commitment underwritten public offering. Each unit consists of one share of our common stock, par value $0.001, one Series A warrant to purchase one share of our common stock at an exercise price of $                  per share, which will be immediately exercisable and will expire five years from the date of issuance (a “Series A Warrant”), and one Series B warrant to purchase one share of our common stock at an exercise price of $                 per share, which will be immediately exercisable and will expire one year from the date of issuance (a “Series B Warrant”). Series A Warrants and Series B Warrants may be exercised only for a whole number of shares. No fractional shares will be issued upon exercise of any Series A Warrant or Series B Warrant. The shares of common stock, the Series A Warrants and the Series B Warrants are immediately separable and will be issued separately in this offering.

We are also offering to those investors whose purchase of units described above in this offering would result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase units consisting of one pre-funded warrant (in lieu of one share of common stock, each a “pre-funded warrant”), one Series A Warrant and one Series B Warrant (the “pre-funded unit”) in lieu of units that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. The purchase price of each pre-funded unit will be equal to the price per unit being sold to the public in this offering minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share of common stock. The pre-funded warrants to purchase shares of common stock included in the pre-funded units will be immediately exercisable and will be exercisable until all of the pre-funded warrants are exercised in full. For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis.

The shares of common stock or pre-funded warrants, as the case may be, and the Series A Warrants and Series B Warrants included in the units or the pre-funded units, can only be purchased together in this offering, but the securities contained in the units or pre-funded units will be immediately separable upon issuance and will be issued separately. The shares of common stock issuable from time to time upon exercise of the Series A Warrants, the Series B Warrants and the pre-funded warrants are also being offered by this prospectus. See “Description of Securities” in this prospectus for more information.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “EKSO.” On August 27, 2024, the last reported sale price of our common stock on Nasdaq was $1.13 per share. There is no established trading market for the Series A Warrants, the Series B Warrants or the pre-funded warrants and we do not expect a market to develop. We do not intend to apply for a listing for the Series A Warrants, the Series B Warrants or the pre-funded warrants on any national securities exchange. Without an active trading market, the liquidity of the Series A Warrants, the Series B Warrants and pre-funded warrants will be limited. Neither the recent market price of our common stock nor the $1.13 assumed offering price per unit used throughout this prospectus are indicative of the final offering price per unit or per pre-funded unit. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)

We have agreed to give the underwriter a discount of seven percent (7.0%) of the gross proceeds of this offering. We have also agreed to reimburse certain expenses of the underwriter. See “Underwriting” for a description of the compensation to be received by the underwriter.

Investing in our securities involves a high degree of risk. See “Risk Factors“ beginning on page 6 of this prospectus to read about the factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares, Series A Warrants, Series B Warrants and pre-funded warrants to purchasers on or about                                   , 2024.

Sole Book-Running Manager

Craig-Hallum

The date of this prospectus is                               , 2024.

Neither we nor the underwriter have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities.

For investors outside the United States, neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required. Persons outside the United States who come into possession of this prospectus and any free writing prospectus related to this offering are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our securities, you should read this entire prospectus and the documents incorporated by reference carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information included and incorporated by reference in this prospectus. Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Ekso,” the “Company,” “we,” “us” and “our” refer to Ekso Bionics Holdings, Inc. and its subsidiaries taken as a whole.

Overview

Our Business

We design, develop, and market exoskeleton products that augment human strength, endurance, and mobility. Our exoskeleton technology serves multiple end markets and can be utilized both by persons with physical disabilities or impairments and on able-bodies. The majority of our sales are generated in our Enterprise Health business line within our EksoHealth segment, which includes the sales of products and services related to neurorehabilitation in clinical settings. We also provide products and service to individual users, primarily driven by sales of our Ekso Indego Personal product in our Personal Health business line.

EksoHealth

Our EksoHealth segment is comprised of our Enterprise Health and Personal Health business lines.

Our Enterprise Health business line focuses on sales of our EksoNR and Ekso Indego Therapy products to customers, including inpatient rehabilitation hospitals and clinics as well as some outpatient rehabilitation clinics. Our marketing to these customers involves the education of clinical and executive stakeholders on the economic and clinical value of our products and services. In tandem, we continue to leverage our EksoNR and Ekso Indego customer base to educate and mentor strategic target centers that specialize in stroke, acquired brain injury and spinal cord injury rehabilitation in specific geographies.

Our Personal Health business line is focused on marketing and sales of our Ekso Indego Personal product to individual users. These individual users are currently served by the Veterans Administration, which provides our products to qualified veterans for individual use, individuals who are covered under worker’s compensation insurance, and private individuals who pay out of pocket. In April 2024, the Centers for Medicare and Medicaid Services (“CMS”) approved a final payment level of $91,031.93 for Medicare reimbursement of the Ekso Indego Personal, which took effect of April 1, 2024.

EksoWorks

Sales of products to able-bodied individuals for use in industrial or work-related use are represented by our EksoWorks segment. Our only active product within our EksoWorks segment is EVO. Our primary end market for our EksoWorks segment is comprised of commercial enterprises that are focused on solving ergonomic challenges for their workers. These challenges include injury prevention, fatigue reduction, and/or improved worker productivity. While EVO is a general-purpose product, we currently target specific vertical markets including aerospace, automotive, general manufacturing, and certain construction trades.

Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties that you should consider before investing in our company. See “Risk Factors” below. The principal factors and uncertainties that make investing in our company risky include, among others:

●	The markets in which our products are sold are highly competitive and continue to develop.

●	We may not be able to reduce the cost to manufacture or service our products as planned.

●

If we or our third-party manufacturers are unable to produce our products at a satisfactory quality, in a timely manner, in sufficient quantities or at an acceptable cost, our business could be negatively impacted.

●	Shortages in the materials used to manufacture our products, as well as reductions in manufacturer capacity, could impact our future results.

●	Coverage policies and reimbursement levels of third-party payers, including Medicare or Medicaid, may impact sales of our products.

●	The acquisition and integration of other companies, businesses, or technologies could result in operating difficulties, dilution, and other harmful consequences.

●	We may not be able to enhance our product offerings through our research and development efforts.

●	We have incurred significant losses to date and anticipate continuing to incur losses in the future, and we may not achieve or maintain profitability.

●	Our loan agreement with Pacific Western Bank imposes certain financial, and operational restrictions on us, limiting the discretion of our management in operating our business.

●	Protecting our intellectual proprietary rights can be costly, and our success in doing so is not certain.

●

If we fail to obtain or maintain necessary regulatory clearances or approvals for our medical device products, or if clearances or approvals for future products or modifications to existing products are delayed or not issued, our commercial operations would be harmed.

●

Modifications to our EksoNR, Ekso Indego Therapy, Ekso Indego Personal, and our future products may require new 510(k) clearances or premarket approvals, or may require us to cease marketing or recall the modified products until clearances are obtained.

●	Our failure to meet strict post-market regulatory requirements with respect to our products could require us to pay fines, incur other costs or even close our facilities.

●	Our success depends on our management team, and on our ability to hire, train, retain, and motivate employees.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30 or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Corporate Information

Our principal executive office is located at 101 Glacier Point, Suite A, San Rafael, California, 94901 and our telephone number is (510) 984-1761.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available, free of charge, on our website at www.eksobionics.com. Information accessible on or through our website is not a part of this prospectus. Copies of our annual reports on Form 10-K will be furnished without charge to any person who submits a written request directed to the attention of our Secretary, at our offices located at 101 Glacier Point, Suite A, San Rafael, California, 94901.

THE OFFERING

Units offered:	5,530,973 units, each unit consisting of one share of common stock, one Series A Warrant and one Series B Warrant, at an assumed offering price of $1.13 per unit.

Pre-funded units offered:

We are also offering to certain investors whose purchase of shares of units in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, pre-funded units (each pre-funded unit consisting of one pre-funded warrant to purchase one share of our common stock, one Series A Warrant and one Series B Warrant) in lieu of units that would otherwise result in any such investor’s beneficial ownership exceeding 4.99% of our outstanding common stock. The purchase price of each pre-funded unit will be equal to the price at which the units are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant included in the pre-funded units will be $0.001 per share of common stock. The pre-funded warrants included in the pre-funded units will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis. See “Description of Securities” for additional information.

Series A Warrants offered:	5,530,973 Series A Warrants to purchase an aggregate of 5,530,973 shares of common stock. Each unit and pre-funded unit includes one Series A Warrant. Each Series A Warrant will have an exercise price of $ per share, will be immediately exercisable and will expire on the fifth anniversary of the date of issuance. This offering also relates to the shares of common stock issuable upon exercise of the Series A Warrants.

Series B Warrants offered:	5,530,973 Series B Warrants to purchase an aggregate of 5,530,973 shares of common stock. Each unit and pre-funded unit includes one Series B Warrant. Each Series B Warrant will have an exercise price of $ per share, will be immediately exercisable and will expire on the first anniversary of the date of issuance. This offering also relates to the shares of common stock issuable upon exercise of the Series B Warrants.

Common stock to be outstanding after this offering:	24,019,342 shares (assuming the exercise in full of any pre-funded warrants but no exercise of the Series A Warrants or the Series B Warrants).

Use of proceeds:

We estimate that the net proceeds from the offering will be approximately $5.3 million, based on an assumed public offering price of $1.13 per unit, which was the last reported sales price of our shares of common stock on Nasdaq on August 27, 2024, and assuming we do not sell any pre-funded units, after deducting underwriting discount and commissions and offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include growth and expansion of our EksoHealth segment as we work to increase our revenue following the establishment of Medicare CMS reimbursement of the Ekso Indego Personal device, research and development activities, selling, general and administrative costs, and pursuing strategic initiatives, which initiatives may include potential synergistic and accretive acquisitions, as well as meeting our other working capital needs. See “Use of Proceeds” in this prospectus for more information.

Current market for the securities:	Our common stock is currently quoted on Nasdaq under the ticker symbol “EKSO.”

There is no established trading market for the Series A Warrants, the Series B Warrants or the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series A Warrants, the Series B Warrants or the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series A Warrants, the Series B Warrants and the pre-funded warrants will be limited.

Risk Factors:

You should carefully read “Risk Factors” beginning on page 6 and other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in our securities.

The number of shares of common stock to be outstanding after the offering is based on 18,444,181 shares of common stock outstanding as of June 30, 2024, and excludes:

●

192,095 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $31.95 per share, 1,082,327 restricted stock units that will, after vesting, be settled in shares of our common stock, and 1,066,123 shares of our common stock reserved and available for issuance under our Amended and Restated 2014 Equity Incentive Plan (our “Restated Incentive Plan”);

●	33,334 shares of our common stock reserved for issuance under our Employee Stock Purchase Plan (our “ESPP”); and

●	1,047,417 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $8.90 per share.

Unless expressly indicated or the context requires otherwise, all information in this prospectus is as of June 30, 2024, assumes no exercise of any outstanding warrants or options and no settlement of outstanding restricted stock units described above. Also, except as otherwise indicated, all information in this prospectus assumes we do not issue any pre-funded warrants, and the Series A Warrants and Series B Warrants are not exercised.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, and those discussed under the headings “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and our Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated by reference into this prospectus, together with the other information contained in this prospectus and the documents incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Management will have broad discretion as to the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion over the use of proceeds from the sale of shares of our common stock in this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds,” and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Our failure to apply the net proceeds from the sale of our shares in this offering could effectively have a material adverse effect on our business, delay the development of our products, compromise our ability to pursue our business strategy, and cause the price of our common stock to decline, and we might not be able to yield a significant return, if any, on our investment of these net proceeds. Also, we may not be able to obtain insurance coverage beyond CMS, obtain additional indications for products that cover the Ekso Indego Personal and may not be successful in our efforts to grow and expand our EksoHealth segment as we work to grow our revenue following the establishment of Medicare reimbursement from CMS of the Ekso Indego Personal. In addition, the net proceeds from the sale of our shares in this offering may not be sufficient for our anticipated uses, and we may need additional resources to progress our product candidates to the stage we expect.

You will experience immediate dilution in the book value per share of the common stock you purchase.

You will incur immediate and substantial dilution as a result of this offering. The assumed public offering price per unit of $1.13 and the assumed public offering price of each pre-funded unit of $1.129, are substantially higher than the as adjusted net tangible book value per share of our common stock. If you purchase units in this offering, you will incur immediate and substantial dilution of $0.62 per share in the as adjusted net tangible book value of shares of our common stock, based on the assumed offering price per unit of $1.13. In addition, the purchase of pre-funded units in this offering will not result in the immediate acquisition of shares of our common stock unless and until you exercise the purchased pre-funded warrants included in the pre-funded units. As a result of the dilution to investors purchasing units in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of liquidation. In addition, to the extent outstanding options and warrants are ultimately exercised, there will be further dilution of the securities sold in this offering.

You may be diluted from future issuances of our equity securities, including from compensatory equity awards, exercise of outstanding warrants, or issuances of securities in financing or strategic transactions, and such issuances, or perception that such issuances may occur, could depress the market price of our common stock.

Future operating or business decisions may cause dilution to our stockholders. For example, we may sell equity securities or issue securities exercisable or convertible into shares of our common stock in connection with strategic transactions or for financing purposes, including under an At The Market Offering Agreement we entered into in October 2020 (our "ATM Program"), through our “shelf” registration statement on Form S-3 (File No. 333-272607) or otherwise through registered or unregistered offerings. Through June 30, 2024, we have $4.1 million available for future offerings under the current prospectus relating to our ATM Program. Furthermore, a substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. We may also make equity grants under one or more employee equity incentive plan or our ESPP or issue common stock as matching contributions to our employees under our 401(k) retirement plan. You may also be subject to dilution from the exercise or settlement of outstanding options or restricted stock units under the Restated 2014 Incentive Plan, and from the exercise of our warrants, including the exercise of any Series A Warrants, Series B Warrants or pre-funded warrants. In addition, sales or issuances of a substantial number of shares of our common stock, or other equity-related securities in the public markets, or the perception that such sales or issuances could occur, could depress the market price of our common stock.

We may not achieve profitability in the near term or at all, and historically we have not been profitable. Management has historically financed the Company’s operations through external financings, from both equity and debt financings, like issuances under our ATM Program and our registered direct offering in January 2024, for example. To the extent our cash on hand and the proceeds, if any, from this offering do not provide sufficient capital for us to achieve profitability, or we are unable to maintain profitability once initially achieved, we expect we will need to raise additional capital through future financings. To the extent we decide to conduct a financing in the future, the form of such financing may include one or more of the following: (i) underwritten offerings of shares of our common stock, (ii) sales of shares of our common stock under an "at the market" offering program, (iii) incurring indebtedness with one or more financial institutions, (iv) sale of product line or technology, and (v) the factoring of trade receivables. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

We have never paid and do not intend to pay cash dividends.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if our stock price appreciates.

The market price of our common stock has been, and may continue to be, highly volatile.

During the period from our initial listing on Nasdaq on August 9, 2016 through August 27, 2024, the closing price of our common stock fluctuated from a high of $93.15 per share to a low of $0.67 per share (on a split-adjusted basis), and our stock price continues to fluctuate. The market price of our common stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, such as our ability to grow our revenue and customer base; the announcement of new products or product enhancements by us or our competitors; developments concerning regulatory oversight and approvals; variations in our and our competitors’ results of operations; changes in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts; successes or challenges in our collaborative arrangements or alternative funding sources; developments in the rehabilitation and industrial robotics markets; the results of product liability or intellectual property lawsuits; future issuances of common stock or other securities; the addition or departure of key personnel; announcements by us or our competitors of acquisitions or divestments, investments or strategic alliances; and general market conditions and other factors, including factors unrelated to our operating performance or otherwise disclosed herein or in the documents incorporated herein by reference.

Trading of our common stock is limited, which may affect our stock price.

Trading of our common stock is currently conducted on Nasdaq. The liquidity of our common stock is limited, not only in terms of the number of shares that can be bought and sold at a given price, but also as it may be adversely affected by delays in the timing of transactions and low coverage by research analysts and the media, if at all. These factors may result in different prices for our common stock than might otherwise be obtained in a more liquid market and could also result in a larger spread between the bid and asked prices for our common stock. In addition, without a large public float, our common stock is less liquid than the stock of companies with broader public ownership, and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his or her investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. Additionally, sales by stockholders of substantial amounts of our shares of common stock, the issuance of new shares of common stock by us or the perception that these sales may occur in the future could materially and adversely affect the market price of our common stock, and you may lose all or a portion of your investment in our common stock.

There is no public market for the Series A Warrants, the Series B Warrants or the pre-funded warrants to purchase common stock.

There is no established public trading market for the Series A Warrants, the Series B Warrants or the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of such warrants on any securities exchange. Without an active market, the liquidity of such warrants will be limited.

Holders of the Series A Warrants, the Series B Warrants or the pre-funded warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the Series A Warrants, the Series B Warrants or the pre-funded warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of the Series A Warrants, the Series B Warrants or the pre-funded warrants. Upon exercise of the Series A Warrants, the Series B Warrants or the pre-funded warrants, you will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus contain certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements, including statements regarding (i) the plans and objectives of management for future operations, including those relating to the design, development and commercialization of exoskeleton products for humans, (ii) the manufacturing of our products and strengthening our supply chain, and potential opportunities for strategic partnerships, (iii) beliefs regarding the regulatory path for our products, including potential approvals required and timing of approvals, (iv) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in our results of operations, (v) our beliefs regarding the potential for commercial opportunities, including for exoskeleton technology and our exoskeleton products, and for strategic partnerships, (vi) our beliefs regarding potential clinical and other health benefits of our medical devices, (vii) the impact and effects of the other risk factors on our business, results of operations or prospects, (viii) our ability to grow and expand our EksoHealth segment as we work to grow our revenue following the establishment of Medicare reimbursement from CMS of the Ekso Indego Personal, (viv) our ability to obtain insurance coverage beyond CMS, (vv) our ability to obtain additional indications for products that cover the Ekso Indego Personal and (vvi) the assumptions underlying or relating to any statement described in points (i), through (vv) above. The words “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and similar expressions (including the negative of any of the foregoing) are intended to identify forward-looking statements. Those statements appear in this prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus or any free writing prospectus, as applicable, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and the documents incorporated by reference in this prospectus contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and reports. We relied on industry, market data, peer reviewed journals, formal presentations at medical society meetings and other sources. We also rely on our own research and estimates in this prospectus. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors,” and in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which are incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in these publications and reports.

Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

USE OF PROCEEDS

We estimate that the net proceeds to us from the issuance and sale of units in this offering will be approximately $5.3 million, based on an assumed public offering price of $1.13 per unit, which was the last reported sales price of our shares of common stock on Nasdaq on August 27, 2024, after deducting underwriting discount and commissions and offering expenses payable by us and assuming no pre-funded units are issued.

Each $0.25 increase (decrease) in the assumed public offering price of $1.13 per unit would change our net proceeds by approximately $1.3 million, assuming the number of units offered by us, as set forth on the cover of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of units we are offering. An increase (decrease) of 1,106,194 in the number of units we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $1.2 million, assuming the assumed public offering price stays the same.

We intend to use the net proceeds from this offering for general corporate purposes, which may include growth and expansion of our EksoHealth segment as we work to increase our revenue following the establishment of Medicare CMS reimbursement of the Ekso Indego Personal device, research and development activities, selling, general and administrative costs, and pursuing strategic initiatives, which initiatives may include potential synergistic and accretive acquisitions, as well as meeting our other working capital needs.

The amounts actually spent for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with the achievement of our corporate goals. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of shares of our common stock.

As of the date of this prospectus, we cannot specify with certainty the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in investment-grade, interest-bearing securities.

DIVIDEND POLICY

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. In the future, our Board of Directors may decide, in its discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings, if any, operating results, financial condition and capital requirements, general business conditions and other pertinent factors.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024 on:

●	an actual basis; and

●

an as adjusted basis, giving effect to the sale and issuance of units (each unit consisting of one share of common stock, one Series A Warrant and one Series B Warrant) by us in this offering, based on an assumed public offering price of $1.13 per unit, which was the last reported sale price of shares of our common stock on Nasdaq on August 27, 2024, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no issuance of pre-funded units (each pre-funded unit consisting of one pre-funded warrant, one Series A Warrant and one Series B Warrant) in the offering.

You should read this table together with the section of our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included therein, each of which incorporated by reference in this prospectus.

	As of June 30, 2024
	Actual	As Adjusted(1)
(Unaudited, in thousands, except share and per share data)
Cash, cash equivalents and short-term investments	$5,885	$11,198
Total liabilities	14,925	14,925
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 10,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—	—
Common stock, par value $0.001; 141,429 shares authorized, 18,444 shares issued and outstanding, actual; 141,429 shares authorized and 23,975 shares issued and outstanding, as adjusted	19	25
Additional paid-in capital	256,491	261,798
Accumulated other comprehensive income	539	539
Accumulated deficit	(244,990)	(244,990)
Total stockholders’ equity	12,059	17,372
Total capitalization	$26,984	$32,297

(1)

A $0.25 increase (decrease) in the assumed public offering price of $1.13 per unit would increase (decrease) the as adjusted amount of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $1.3 million, each assuming the number of units offered by us as set forth on the cover page of this prospectus remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of pre-funded units. An increase (decrease) of 1,106,194 in the number of units offered by us would increase (decrease) the amount of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $1.2 million, each assuming no change in the assumed public offering price per unit, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of common stock to be outstanding after the completion of this offering is based upon 18,444,181 shares of common stock outstanding as of June 30, 2024, and excludes:

●

192,095 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $31.95 per share, 1,082,327 restricted stock units that will, after vesting, be settled in shares of our common stock, and 1,066,123 shares of our common stock reserved and available for issuance under our Restated Incentive Plan;

●	33,334 shares of our common stock reserved for issuance under our ESPP; and

●	1,047,417 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $8.90 per share.

DILUTION

If you invest in our securities in this offering, your ownership interest may be diluted to the extent of the difference between the amount per unit paid by investors, assuming no value is attributed to the Series A Warrants, Series B Warrants or pre-funded warrants, in this public offering and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering. Such calculation does not reflect any potential dilution associated with the sale and exercise of Series A Warrants, Series B Warrants or pre-funded warrants, which would cause the actual dilution to you to be higher. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding as of June 30, 2024 into our total tangible assets less total liabilities.

Our net tangible book value as of June 30, 2024 was approximately $6.9 million, or $0.37 per share, based on 18,444,181 shares of our common stock outstanding as of that date.

After giving effect to the sale of shares of units (each unit consisting of one share of common stock, one Series A Warrant and one Series B Warrant) by us at the assumed public offering price of $1.13 per unit, which was the last reported sale price of shares of our common stock on Nasdaq on August 27, 2024, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming no issuance of pre-funded units (each pre-funded unit consisting of one pre-funded warrant, one Series A Warrant and one Series B Warrant) in the offering, our as adjusted net tangible book value as of June 30, 2024 would have been $12.2 million, or $0.51 per share of common stock. This represents an immediate increase in net tangible book value of $0.14 per share to existing stockholders and immediate dilution of $0.62 per share of common stock to investors purchasing units in this offering, as illustrated by the following table:

Assumed public offering price per unit	$1.13
Net tangible book value per share as of June 30, 2024	$0.37
Increase in net tangible book value per share attributable to investors participating in this offering	$0.14
As adjusted net tangible book value per share after giving effect to this offering	$0.51
Dilution per share to investors in this offering	$0.62

Each $0.25 increase (decrease) in the assumed public offering price of $1.13 per unit would increase (decrease) the as adjusted net tangible book value by $0.05 ($0.05) per share of common stock and the dilution to investors participating in this offering by $0.20 ($0.20) per share of common stock, assuming the number of units, or pre-funded units in lieu thereof, offered by us as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, an increase of 1,106,194 in units, or pre-funded units in lieu thereof, offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value by $0.02 per share of common stock and decrease the dilution to investors participating in this offering by $0.02 per share of common stock, assuming the assumed public offering of $1.13 per unit remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Conversely, a decrease of 1,106,194 in the units, or pre-funded units in lieu thereof, as set forth on the cover page of this prospectus, would decrease the as adjusted net tangible book value by $0.03 per share and increase the dilution to investors participating in this offering by $0.03 per share of common stock, assuming the public assumed offering price of $1.13 per unit remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The table and discussion above are based on 18,444,181 shares of common stock outstanding as of June 30, 2024, and excludes:

●

192,095 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $31.95 per share, 1,082,327 restricted stock units that will, after vesting, be settled in shares of our common stock, and 1,066,123 shares of our common stock reserved and available for issuance under our Restated Incentive Plan;

●	33,334 shares of our common stock reserved for issuance under our ESPP; and

●	1,047,417 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $8.90 per share.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our securities in this offering will experience further dilution. In addition, we may offer other securities in other offerings due to market conditions or strategic considerations. To the extent we issue such securities, you may experience further dilution.

DESCRIPTION OF SECURITIES

General

Under our charter, we are authorized to issue 141,428,571 shares of common stock, par value $0.001 per share.

Dividends. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election.

Pre-emptive Rights, Redemption, Conversion and Sinking Fund Provisions. The common stock is not entitled to pre-emptive rights and is not subject to conversion, redemption or sinking fund provisions.

Liquidation Rights. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Transfers. There are no restrictions on the transfer of our common stock except such restrictions as may be imposed by applicable securities laws except as described in “Underwriting—Lock-Up Agreements” below.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Business Combinations

Nevada Revised Statutes (“NRS”) sections 78.411 to 78.444 prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s Board of Directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the Board of Directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder”. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have not included any such provision in our articles of incorporation. The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS, commonly referred to as the “Control Share Act”, that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. The NRS control share statutes only apply to issuers that have 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and whom do business in Nevada directly or through an affiliated corporation. At this time, we do not believe we have 100 stockholders of record who have addresses in Nevada and we do not conduct business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the Control Share Act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the Control Share Act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

Series A Warrants

The following summary of certain terms and provisions of the Series A Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series A Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A Warrant for a complete description of the terms and conditions of the Series A Warrant. The Series A Warrants will be issued in certificated form.

Duration and Exercise Price. Each Series A Warrant offered hereby will have an initial exercise price per share equal to $                 . The Series A Warrants will be immediately exercisable and will expire on the fifth anniversary of the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series A Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series A Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants. Purchasers of Series A Warrants in this offering may also elect prior to the issuance of the Series A Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a Series A Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Series A Warrants, a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series A Warrants.

Transferability. Subject to applicable laws, a Series A Warrant may be transferred at the option of the holder upon surrender of the Series A Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the Series A Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Series A Warrants is currently listed on Nasdaq.

Fundamental Transaction. In the event of a fundamental transaction, as further described in the Series A Warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets (as clarified in the Series A Warrants), our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of the common equity of the Company or more than 50% of the outstanding shares of common stock of the Company, the holders of the Series A Warrants will be entitled to receive the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation and any additional consideration receivable as a result of the fundamental transaction by a holder of the number of the shares of common stock for which the Series A Warrant is exercisable immediately prior to such fundamental transaction. In addition, we or our successor or acquiring corporation shall, at the holder’s option, exercisable at any time concurrently with, or within thirty days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), purchase the Series A Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Series A Warrant) of the remaining unexercised portion of the Series A Warrant on the date of the consummation of such fundamental transaction, subject to certain limitations and conditions as set forth in the Series A Warrant.

Right as a Stockholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series A Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A Warrants.

Series B Warrants

The following summary of certain terms and provisions of the Series B Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series B Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series B Warrant for a complete description of the terms and conditions of the Series B Warrant. The Series B Warrants will be issued in certificated form.

Duration and Exercise Price. Each Series B Warrant offered hereby will have an initial exercise price per share equal to $                 . The Series B Warrants will be immediately exercisable and will expire on the first anniversary of the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series B Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series B Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants. Purchasers of Series B Warrants in this offering may also elect prior to the issuance of the Series B Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a Series B Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Series B Warrants, a registration statement registering the issuance of the shares of common stock underlying the Series B Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series B Warrants.

Transferability. Subject to applicable laws, a Series B Warrant may be transferred at the option of the holder upon surrender of the Series B Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the Series B Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Series B Warrants is currently listed on Nasdaq.

Right as a Stockholder. Except as otherwise provided in the Series B Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series B Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series B Warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants. The pre-funded warrants will be issued in certificated form.

Duration and Exercise Price. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the pre-funded warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the pre-funded warrants is currently listed on Nasdaq.

Right as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Listing

Our common stock is listed on Nasdaq under the symbol “EKSO.”

Our Transfer Agent

VStock Transfer, LLC is transfer agent and registrar for our common stock.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material U.S. federal income consequences of the ownership and disposition of our common stock, Series A Warrants, Series B Warrants and pre-funded warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect, which will result in U.S. federal income tax consequences different from those set forth below. No ruling has been or will be sought from the Internal Revenue Service, or the IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our common stock, Series A Warrants, Series B Warrants and pre-funded warrants will be held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax, the tax on net investment income or the alternative minimum tax and does not deal with state or local taxes or any U.S. federal taxes other than income taxes (such as gift and estate taxes), or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

●	a bank, insurance company, or other financial institution;

●	a tax-exempt entity, organization, or arrangement;

●	a government or any agency, instrumentality, or controlled entity thereof;

●	a real estate investment trust;

●	an S corporation or other pass-through entity (or an investor in an S corporation or other pass‑through entity);

●	a regulated investment company;

●	a “controlled foreign corporation” or a “passive foreign investment company”;

●	a dealer or broker in stocks and securities, or currencies;

●	a trader in securities that elects mark-to-market treatment or any other holder subject to mark-to-market treatment;

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a holder of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants that received such security through the exercise of options, warrants, or similar derivative securities or otherwise as compensation;

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a holder of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants that holds such security in a tax-deferred account (such as an individual retirement account or a plan qualifying under Section 401(k) of the Code);

●	a U.S. Holder, as defined below, of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants that has a functional currency other than the U.S. dollar;

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a holder of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants that holds such security as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

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a holder of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants required to accelerate the recognition of any item of gross income with respect to such security, as a result of such income being recognized on an applicable financial statement;

●	a holder of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants that is a U.S. expatriate or former citizen or long-term resident of the United States; or

●	a holder of our common stock or pre-funded warrants whose security may constitute “qualified small business stock” under Section 1202 of the Code.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock, Series A Warrants, Series B Warrants or pre-funded warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If a partnership or other pass-through entity holds our common stock, Series A Warrants, Series B Warrants or pre-funded warrants, the tax treatment of a partner will generally depend upon the stratus of the partner and the activities of the partnership or other pass-through entity. A partner in a partnership or other pass-through entity that will hold our common stock, Series A Warrants, Series B Warrants or pre-funded warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants through a partnership or other pass-through entity, as applicable.

The discussion of U.S. federal income tax considerations is for information purposes only and is not tax advice. Investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) and has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of common stock, Series A Warrants, Series B Warrants or pre-funded warrants that is not a U.S. Holder or a partnership or other pass-through entity.

Income Tax Treatment of Pre-funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, for U.S. federal income tax purposes, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.001 per share. Each holder should consult their tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes and the discussion below, to the extent it pertains to our common stock, is generally intended to also pertain to pre-funded warrants.

Allocation of Purchase Price and Characterization of Units and Pre-Funded Units

For U.S. federal income tax purposes, each unit and pre-funded unit should be treated as an “investment unit” consisting of one share of our common stock or one pre-funded warrant, as applicable, one Series A Warrant and one Series B Warrant, subject to adjustment. The purchase price for each investment unit will be allocated between these three components in proportion to their relative fair market values at the time the investment unit is purchased by each holder. This allocation of the purchase price for each investment unit will establish your initial tax basis for U.S. federal income tax purposes in the share of common stock or pre-funded warrant, as applicable, the Series A Warrant and the Series B Warrant included in each investment unit. The separation of the share of common stock or pre-funded warrant, as applicable, the Series A Warrant and the Series B Warrant included in each investment unit should not be a taxable event for U.S. federal income tax purposes. You should consult your own tax advisor regarding the allocation of the purchase price for an investment unit.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Series A Warrants and Series B Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Series A Warrant or Series B Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Series A Warrant or Series B Warrant equal to the exercise price of such Series A Warrant or Series B Warrant increased by the U.S. Holder’s adjusted tax basis in the Series A Warrant or Series B Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our common stock acquired on exercise of the Series A Warrant or Series B Warrant will begin on the date of exercise of such Series A Warrant or Series B Warrant, and will not include any period for which the U.S. Holder held the Series A Warrant or Series B Warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Series A Warrants and Series B Warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of Series A Warrants and Series B Warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Series A Warrant or Series B Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Series A Warrants and Series B Warrants.

The lapse or expiration of a Series A Warrant or Series B Warrant will be treated as if the U.S. Holder sold or exchanged the Series A Warrant or Series B Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Series A Warrant or Series B Warrant. The deductibility of capital losses is subject to limitations.

Distributions

We currently anticipate that we will retain all available funds and any future earnings for use in the operation of our business and do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future. In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions to a U.S. Holder that are not derived from our current or accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, the U.S. Holder’s adjusted tax basis in our common stock, and to the extent in excess of such basis, will be treated as gain realized on the sale or exchange of our common stock, as described below under “—Disposition of Our Common Stock, Series A Warrants, Series B Warrants or Pre-Funded Warrants.” If you are a non-corporate U.S. Holder, and certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to you if you meet certain holding period requirements. If you are a corporate U.S. Holder, distributions constituting dividends for U.S. federal income tax purposes are generally eligible for a (“DRD”). No assurance can be given that we will have sufficient earnings and profits (as determined under U.S. federal income tax principles) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

The taxation of a distribution received with respect to a Series A Warrant, Series B Warrant or pre-funded warrant is unclear. It is possible such a distribution would be treated as a distribution as described in this section, although other treatments may also be possible. U.S. Holders should consult their tax advisors regarding the proper treatment of any payments in respect of Series A Warrants, Series B Warrants or pre-funded warrants, including any distribution with respect to such Series A Warrant, Series B Warrant or pre-funded warrant that is held in abeyance in connection with any applicable Beneficial Ownership Limitation.

Disposition of Our Common Stock, Series A Warrants, Series B Warrants or Pre-Funded Warrants

Upon a sale or other taxable disposition of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the applicable common stock, Series A Warrants, Series B Warrants or pre-funded warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the applicable common stock, Series A Warrants, Series B Warrants or pre-funded warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants should consult their own tax advisors regarding the tax treatment of such losses.

Certain Adjustments to, Series A Warrants, Series B Warrants or Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued upon the exercise of, Series A Warrants, Series B Warrants or pre-funded warrants, or an adjustment to the exercise price of Series A Warrants, Series B Warrants or pre-funded warrants, may be treated as a constructive distribution to the U.S. Holder of Series A Warrants, Series B Warrants or pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution.

For U.S. federal income tax purposes, any such constructive distribution to the U.S. Holder would generally be taxed as dividends, as return of capital or as gain on the sale or exchange of Series A Warrants, Series B Warrants or pre-funded warrants as described above under “ —Distributions.”

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on our common stock, Series A Warrants, Series B Warrants or pre-funded warrants and to the proceeds of a sale or other disposition of common stock, Series A Warrants, Series B Warrants or pre-funded warrants by a U.S. Holder unless such U.S. Holder is an exempt recipient, such as certain corporations. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, amounts withheld as backup withholding may be credited against a person’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Series A Warrants and Series B Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Series A Warrants and Series B Warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of Series A Warrants and Series B Warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of Series A Warrants and Series B Warrants.

The expiration of a Series A Warrant or Series B Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Series A Warrant or Series B Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in such Series A Warrant or Series B Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Series A Warrant or Series B Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Distributions

We currently anticipate that we will retain all available funds and any future earnings for use in the operation of our business and do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will be treated as dividends, as return of capital or as gain on the sale or exchange of common stock, Series A Warrants, Series B Warrants or pre-funded warrants for U.S. federal income tax purposes as described in “—Tax Considerations Applicable to U.S. Holders —Distributions.” Subject to the discussions below under the sections titled “—Information Reporting and Backup Withholding” and “—Foreign Accounts,” any distribution (including constructive distributions) on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with such holder’s conduct of a trade or business within the United States if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us. In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons, unless an applicable treaty provides otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.

Distributions to a Non-U.S. Holder that are not derived from our current or accumulated earnings and profits generally will be treated as a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s basis in its common stock, and to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock as described under “—Disposition of Our Common Stock, Series A Warrants, Series B Warrants or Pre-Funded Warrants” below.

The taxation of a distribution received with respect to a Series A Warrant, Series B Warrant or pre-funded warrant is unclear. It is possible such a distribution would be treated as a distribution as described in this section, although other treatments may also be possible. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any payments in respect of Series A Warrants, Series B Warrants or pre-funded warrants. A holder of a Series A Warrant, Series B Warrant pre-funded warrant should consult its tax advisor regarding the tax treatment of any distribution with respect to such Series A Warrant, Series B Warrant or pre-funded warrant that is held in abeyance in connection with any applicable Beneficial Ownership Limitation.

Disposition of Our Common Stock, Series A Warrants, Series B Warrants or Pre-Funded Warrants

Subject to the discussions below under the sections titled “—Information Reporting and Backup Withholding” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants unless:

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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder will be taxed on a net income basis at the regular rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

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the Non-U.S. Holder is a nonresident alien present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

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we are, or have been, a “United States real property holding corporation” (“USRPHC”), for U.S. federal income tax purposes during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period, if shorter). We do not believe that we are or have been a USRPHC and, even if we are or were a USRPHC, as long as our common stock is regularly traded on an established securities market, dispositions will not be subject to tax for a Non-U.S. Holder that has not held more than 5% of our common stock, actually or constructively, during the five-year period preceding such Non-U.S. Holder’s disposition (or the Non-U.S. Holder’s holding period, if shorter). Further, there can be no assurance that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Special rules may apply to non-U.S. holders of pre-funded warrants, who should consult their tax advisors.

See the sections titled “—Information Reporting and Backup Withholding” and “—Foreign Accounts” below for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants paid to foreign financial institutions or non-financial foreign entities.

Certain Adjustments to Series A Warrants, Series B Warrants or Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued upon the exercise of Series A Warrants, Series B Warrants or pre-funded warrants, or an adjustment to the exercise price of Series A Warrants, Series B Warrants or pre-funded warrants, may be treated as a constructive distribution to a Non-U.S. Holder of Series A Warrants, Series B Warrants or pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). For U.S. federal income tax purposes, any such constructive distribution to the non-U.S. Holder would generally be taxed as dividends, as return of capital or as gain on the sale or exchange of Series A Warrants, Series B Warrants or pre-funded warrants as described in “—Tax Considerations Applicable to Non-U.S. Holders —Distributions.”

Information Reporting and Backup Withholding

We or the applicable paying agent must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock, Series A Warrants, Series B Warrants or pre-funded warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “—Distributions,” will generally be exempt from U.S. backup withholding. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or the applicable paying agent has actual knowledge, or reason to know, that a Non-U.S. Holder is a U.S. person.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the Non-U.S. Holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

Legislation commonly referred to as the “Foreign Account Tax Compliance Act” (“FATCA”) generally imposes a 30% withholding tax on dividends on, subject to the proposed Treasury Regulations discussed below, the gross proceeds from a sale or other disposition of common stock, Series A Warrants, Series B Warrants or pre-funded warrants if paid to a non-U.S. entity and certain other withholdable payments, unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity enters into an agreement with the U.S. government to, among other things undertake certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Intergovernmental agreements between the United States and foreign countries with respect to FATCA may significantly modify the requirements described in this section for Non-U.S. Holders. The withholding obligations under FATCA generally apply to dividends on our common stock, Series A Warrants, Series B Warrants or pre-funded warrants. The U.S. Department of the Treasury has issued proposed Treasury Regulations providing that, if finalized in their present form, the withholding obligations under FATCA would not apply with respect to payment of gross proceeds from a sale or other disposition of common stock, Series A Warrants, Series B Warrants or pre-funded warrants.

The proposed Treasury Regulations may be relied upon until final Treasury Regulations are issued. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of taxes withheld under FATCA. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock, Series A Warrants, Series B Warrants or pre-funded warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, Series A Warrants, Series B Warrants or pre-funded warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

We have entered into an underwriting agreement with Craig-Hallum Capital Group LLC, the sole book-running manager, with respect to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of units and pre-funded units shown in the following table:

Underwriter	Number of Units	Number of Pre- Funded Units
Craig-Hallum Capital Group LLC
Total

The underwriting agreement provides that the obligation of the underwriter to purchase all of the securities being offered to the public is subject to certain conditions, and the underwriter is obligated to purchase all of the securities offered hereby if any of the securities are purchased.

Securities sold by the underwriter to the public will be offered at the offering price set forth on the cover of this prospectus. Any securities sold by the underwriter to securities dealers may be sold at a discount of (i) up to $               per unit from the public offering price of the unit or (ii) up to $               per pre-funded unit from the public offering price of the pre-funded units. The underwriter may offer the securities through one or more of their affiliates or selling agents. If all the securities are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriter will be obligated to purchase the securities at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per unit, less the amount paid by the underwriter to us per unit, or in the case of the pre-funded units, equal to the public offering price per pre-funded unit, less the amount paid by the underwriter to us per pre-funded unit. The underwriting discount was determined through an arms’ length negotiation between us and the underwriter. We have agreed to sell the units to the underwriter at the offering price of $               per unit, and in the case of the pre-funded units, $               per pre-funded units.

The following table shows the per unit or pre-funded unit and total underwriting discount we will pay to the underwriter.

	Per Unit	Per Pre-Funded Unit
Public offering price	$	$
Underwriting discounts and commissions (7.0%)	$	$
Proceeds, before expenses, to us	$	$

We have agreed to reimburse the underwriter for accountable legal expenses not to exceed $110,000. For services as a financial advisor apart from the offering, Lake Street Capital Markets, LLC will receive a fee of approximately $            , which will be deducted from the commissions payable to the underwriter set forth in the table above. We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions and any fee paid to Lake Street Capital Markets, LLC, will be approximately $500,000.

Lock-Up Agreements

We have agreed to not sell any shares of our common stock, or any securities convertible into or exercisable or exchangeable into shares of common stock, subject to certain exceptions, for a period of ninety (90) days after the closing of this offering unless we obtain prior written consent of the underwriter. Consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, subject to certain limited circumstances, our directors and officers may not sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock during the period from the date of this prospectus continuing through the date ninety (90) days after the date of this prospectus without first obtaining the written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. We have also agreed, subject to certain exceptions, not to enter into a Variable Rate Transaction (as defined in the underwriting agreement) for one hundred and eighty (180) days after the closing of this offering; provided, however, that, one hundred and twenty (120) days after the closing of this offering, the entry into and/or issuance of shares of common stock in an “at the market” offering shall not be deemed a Variable Rate Transaction, so long as no issuances pursuant any “at the market” offering are made at a price per share below the Share Purchase Price (as defined in the underwriting agreement).

Tail

We have also agreed to pay the underwriter a tail fee equal to seven percent (7.0%) of the total gross proceeds received by us from any investor, if such investor provides us with capital in any public or private offering or other financing or capital raising transaction prior to November 2, 2024.

Other Relationships

The underwriter and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectus electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus, the accompanying prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Listing

Our common stock is listed on Nasdaq under the symbol “EKSO.”

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involve the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the underwriter purchases common stock in the open market in stabilizing transactions or to cover short sales, the underwriter may be required to repay the underwriting discounts and commissions received by it.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering materials or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The units or pre-funded units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units or pre-funded units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Snell and Wilmer L.L.P., Las Vegas, Nevada. Certain legal matters in connection with this offering will be passed upon for the underwriter by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock, Series A Warrants, Series B Warrants and pre-funded warrants offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not include all of the information contained in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. You should refer to the registration statement and its exhibits for additional information. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

You can read our SEC filings, including the registration statement and its exhibits, over the Internet at the SEC’s web site at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we will file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the website of the SEC referred to above. We also maintain a website at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished rather than filed), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 4, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 29, 2024, and for the quarter ended June 30, 2024, filed with the SEC on July 29, 2024;

●

the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) filed on April 26, 2024 and as supplemented on June 3, 2024, solely to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 4, 2024;

●	our Current Reports on Form 8-K filed on January 16, 2024 and June 10, 2024 and our Current Report on Form 8-K/A filed on July 26, 2024; and

●

the description of our common stock contained in the Registration Statements on Form 8-A relating thereto, filed on May 6, 2015 and August 8, 2016, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Ekso Bionics Holdings, Inc.

101 Glacier Point, Suite A

San Rafael, California 94901

(510) 984-1761

We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may access these filings on our website at www.eksobionics.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

Any statement contained in a document incorporated in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference therein. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Prospectus

5,530,973 Units, Each Unit Consisting of One Share of Common Stock (or One Pre-Funded Warrant to Purchase One Share of Common Stock in Lieu Thereof), One Series A Warrant to Purchase One Share of Common Stock and One Series B Warrant to Purchase One Share of Common Stock and

16,592,919 Shares of Common Stock Issuable Upon the Exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants

Sole Book-Running Manager

Craig-Hallum

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.         Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the selling commissions, payable by the registrant in connection with the sale of the units, common stock and warrants being registered. All the amounts shown are estimates except the SEC registration fee, the Nasdaq Stock Market and the FINRA filing fee.

Total
SEC registration fee	2,768
FINRA filing fee	2,000
Legal fees and expenses	420,000
Accounting fees and expenses	72,000
Miscellaneous	3,232
Total	$500,000

Item 14.         Indemnification of Directors and Officers

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our by-laws state that we shall indemnify every (i) present or former director, officer, employee or agent of us and (ii) any person who served at our request as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each an “Indemnitee”).

Our by-laws provide that we shall indemnify an Indemnitee against expenses, including attorneys’ fees and disbursements, and costs (and in connection with a proceeding other than a proceeding by or in the right of the Company, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with any proceeding in which such Indemnitee was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to our best interests, or with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful or (b) is not liable pursuant to NRS Section 78.138; provided, however, that in the event that an Indemnitee is found liable to us, we will have no obligation to indemnify such Indemnitee unless, and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as a court of competent jurisdiction or such other court shall deem proper.

The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

In addition to our by-laws, we have entered into an Indemnification Agreement with each of our directors and executive officers pursuant to which we are required to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and our governing documents. We believe that entering into these agreements helps us to attract and retain highly competent and qualified persons to serve the Company.

The limitation of liability and indemnification provisions in our articles of incorporation, by-laws and the indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit the registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors or officers, or is or was one of our directors or officers serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by the registrant to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

The underwriting agreement between us and the underwriter filed as Exhibit 1.1 to this registration statement provides for the indemnification by the underwriter of our directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act with respect to information provided by the underwriter specifically for inclusion in the registration statement.

Item 15.         Recent Sales of Unregistered Securities

None.

Item 16.         Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated by reference.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.         Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

6.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

7.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

2.1#

Asset Purchase Agreement between the registrant and Parker Hannifin Corporation, dated as of December 5, 2022 (incorporated by reference from Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on December 5, 2022)

3.1	Restated Articles of Incorporation of the registrant (incorporated by reference from Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on April 26, 2023)

3.2	Amended and Restated By-Laws of the registrant (incorporated by reference from Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on April 26, 2023)

4.1	Form of specimen certificate (incorporated by reference from Exhibit 4.4 to the registrant’s Registration Statement on Form S-3 filed on June 23, 2015)

4.2	Form of Amendment to Common Stock Purchase Warrant (incorporated by reference from Exhibit 99.2 to the registrant’s Current Report on Form 8-K filed March 11, 2019)

4.3	Form of Common Stock Purchase Warrant (incorporated by reference from Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed December 20, 2019)

4.4	Form of Placement Agent Common Stock Purchase Warrant (incorporated by reference from Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed December 20, 2019)

4.5	Form of Warrant (incorporated by reference from Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed June 10, 2020)

4.6	Form of Placement Agent Warrant (incorporated by reference from Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed June 10, 2020)

4.7

Subordinated Promissory Note between Ekso Bionics Holdings, Inc. and Parker Hannifin Corporation, dated as of December 5, 2022 (incorporated by reference from Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed December 5, 2022)

4.8	Form of Underwriter Common Stock Purchase Warrant (incorporated by reference from Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed February 11, 2021)

4.9**	Form of Pre-Funded Warrant in connection with this offering

4.10*	Form of Series A Warrant in connection with this offering

4.11*	Form of Series B Warrant in connection with this offering

5.1*	Opinion of Snell & Wilmer L.L.P.

5.2*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1

At The Market Offering Agreement, by and among Ekso Bionics Holdings, Inc., and H.C. Wainwright & Co., LLC (incorporated by reference from Exhibit 1.1 to the registrant’s Current Report on Form 8-K filed on October 9, 2020)

10.2

Amendment No. 1 to At The Market Offering Agreement, dated June 12, 2023, between Ekso Bionics Holdings, Inc. (incorporated by reference from exhibit 10.1 to the Current Report on Form 8-K filed June 12, 2023)

10.3	Form of Registration Rights Agreement (incorporated by reference from Exhibit 10.10 of the registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.4**	Amended and Restated 2014 Equity Incentive Plan

10.5	Form of Director Option Agreement under 2014 Equity Incentive Plan (incorporated by reference from Exhibit 10.13 to the registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.6	Form of Employee Option Agreement under 2014 Equity Incentive Plan (incorporated by reference from Exhibit 10.14 to the registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.7**	Form of Restricted Stock Unit Award under Amended and Restated 2014 Equity Incentive Plan

10.8	2017 Employee Stock Purchase Plan (incorporated by reference from Appendix A to registrant’s Proxy Statement on Schedule 14 filed on April 28, 2017)

10.9	Scott Davis Offer Letter dated February 22, 2021 (incorporated by reference from Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed January 21, 2022)

10.10***	Jason Jones Offer Letter dated September 19, 2018 (incorporated by reference from Exhibit 10.11 to the registrant's Annual Report on Form 10-K filed February 27, 2020)

10.11	Jerome Wong Officer Offer letter, dated October 26, 2022 (incorporated by reference from exhibit 10.11 to the registrant’s Annual Report on Form 10-K filed March 28, 2023)

10.12

Exclusive License Agreement, dated as of November 15, 2005, by and between The Regents of the University of California and Berkeley ExoTech, Inc., d/b/a Berkeley ExoWorks (incorporated by reference from Exhibit 10.19 to the registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.13

Exclusive License Agreement, dated as of July 14, 2008, by and between The Regents of the University of California and Berkeley ExoTech, Inc., d/b/a/ Berkeley Bionics and formerly d/b/a Berkeley ExoWorks (as amended by Amendment #1 to Exclusive License Agreement, dated as of May 20, 2009, by and between The Regents of the University of California and Berkeley Bionics) (incorporated by reference from Exhibit 10.20 to the registrant’s Current Report on Form 8-K filed on January 23, 2014)

10.14

License Agreement between Vanderbilt University and Parker Hannifin Corporation, dated as of October 15, 2012 (as amended by the first amendment dated as of June 15, 2014, the second amendment dated as of December 1, 2018, and the third amendment dated as of May 1, 2019) (incorporated by reference from Exhibit 10.14 to the registrant’s Annual Report on Form 10-K filed on March 28, 2023).

10.15

License Agreement between Vanderbilt University and Parker Hannifin Corporation dated as of March 1, 2022 (incorporated by reference from Exhibit 10.15 to the registrant’s Annual Report on Form 10-K filed on March 28, 2023).

10.16

Vanderbilt Assignment and Assumption Agreement between Ekso Bionics Holdings, Inc and Parker Hannifin Corporation, dated as of December 5, 2022 (incorporated by reference from Exhibit 10.16 to the registrant’s Annual Report on Form 10-K filed on March 28, 2023)

10.17	Form of Non-Employee Director Indemnification Agreement (incorporated by reference from Exhibit 10.20 to the registrant’s Quarterly Report on Form 10-Q filed on May 13, 2014)

10.18	Form of Executive Officer Indemnification Agreement (incorporated by reference from Exhibit 10.21 to the registrant’s Quarterly Report on Form 10-Q filed on May 13, 2014)

10.19	Form of Amendment to Purchase Agreement (incorporated by reference from Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed March 11, 2019)

10.20	Form of Securities Purchase Agreement (incorporated by reference from Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed December 20, 2019)

10.21

Loan and Security Agreement dated as of August 17, 2020 by and among the registrant, EKSO Bionics Holdings, Inc., EKSO Bionics, Inc. and Pacific Western Bank (incorporated by reference from Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed August 21, 2020)

10.22

First Amendment to Loan Agreement with Pacific Western Bank, dated as of December 24, 2020 (incorporated by reference from Exhibit 10.22 to the registrant’s Annual Report on Form 10-K filed March 4, 2024)

10.23

Second Amendment to Loan Agreement with Pacific Western Bank, dated as of February 28, 2023 (incorporated by reference from Exhibit 10.23 to the registrant’s Annual Report on Form 10-K filed March 4, 2024)

10.24

Third Amendment to Loan Agreement with Pacific Western Bank, dated as of March 28, 2023 (incorporated by reference from Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q filed July 27, 2023)

10.25

Fourth Amendment to Loan Agreement by and among Pacific Western Bank, Ekso Bionics, Inc. and Ekso Bionics Holdings, Inc, dated as of July 3, 2023 (incorporated by reference from Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q filed July 27, 2023)

10.26

Fifth Amendment to Loan Agreement by and among Pacific Western Bank, Ekso Bionics, Inc. and Ekso Bionics Holdings, Inc, dated as of August 17, 2023 (incorporated by reference from Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed August 18, 2023)

10.27	Lease, dated July 15, 2022, between Don Tornberg and Ekso Bionics Inc. (incorporated by reference from Exhibit 10.22 to the registrant’s Annual Report on Form 10-K filed March 28, 2023)

10.28

Transitional Use Agreement, dated December 5, 2022, between Parker Hannifin Corporation and Ekso Bionics Holdings, Inc. (incorporated by reference from Exhibit 10.23 to the registrant’s Annual Report on Form 10-K filed March 28, 2023)

10.29

Warranty Lump Sum Agreement between Parker-Hannafin Corporation and the Company dated September 25, 2023 (incorporated by reference  from Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q filed October 29, 2023)

21.1	Subsidiaries of the registrant (incorporated by reference from Exhibit 21.1 to the registrant’s Annual Report on Form 10-K filed March 4, 2024)

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Snell & Wilmer L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement)

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in the opinion filed as Exhibit 5.2 to this registration statement)

24.1	Power of attorney (included on signature page of initial filing of this registration statement)

107*	Filing Fee Table

101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
101.INS	Inline XBRL Instance Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

*	Filed herewith.
**	Previously Filed.
***	Confidential Treatment portions of this exhibit have been omitted as permitted by applicable regulations.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on August 28, 2024.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Scott Davis
Scott G. Davis
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott G. Davis	Chief Executive Officer and Director	August 28, 2024
Scott G. Davis	(Principal Executive Officer)

/s/ Jerome Wong	Chief Financial Officer	August 28, 2024
Jerome Wong	(Principal Financial and Accounting Officer)

*	Director	August 28, 2024
Mary Ann Cloyd

*	Director	August 28, 2024
Corinna Lathan, Ph.D.

*	Director	August 28, 2024
Charles Li, Ph.D.

*	Director	August 28, 2024
Deborah Lafer Scher

* By: /s/ Scott G. Davis	Attorney-in-Fact	August 28, 2024
Scott G. Davis